UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2015

DIRECTV GROUP HOLDINGS, LLC
(successor in interest to DIRECTV)
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34554	26-4772533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 964-5000
_________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed in the Form 10-Q for the quarter ended June 30, 2015, which was filed on August 7, 2015, the independent accountant previously engaged by DIRECTV Group Holdings, LLC (DIRECTV), Deloitte & Touche LLP (Deloitte), is no longer independent as a result of the acquisition of DIRECTV by AT&T Inc. on July 24, 2015.  AT&T’s independent auditor, Ernst & Young LLP, was was engaged on August 24, 2015 to audit the financial statements of DIRECTV and/or DIRECTV Holdings, LLC for the year ended December 31, 2015, as authorized by AT&T’s Audit Committee.
DIRECTV did not have any disagreements (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with Deloitte during the two most recent fiscal years or in 2015 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in their reports on the Company’s consolidated financial statements for such years.  Deloitte’s reports on DIRECTV’s financial statements for the years ended December 31, 2013 and December 31, 2014 did not contain any adverse opinion, disclaimer of opinion, qualification or modification.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (SEC) and requested that Deloitte furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Deloitte’s letter, dated August 26, 2015, is filed as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this report:

(d)          Exhibits

16	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 26, 2015.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV Group Holdings, LLC

Date: August 26, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President